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                                                                 Exhibit 10.125

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                              AMENDED AND RESTATED

                      SUBORDINATED NOTE PURCHASE AGREEMENT

                         Dated as of September 30, 1998

                                    between

                           RAMSAY HEALTH CARE, INC.,

                                   as Issuer

                                      and

                       PAUL RAMSAY HOLDINGS PTY. LIMITED,

                                  as Purchaser




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                               TABLE OF CONTENTS

                                   ARTICLE 1

                            AUTHORIZATION OF NOTES;
                           SALE AND PURCHASE OF NOTES


SECTION 1.01      AUTHORIZATION OF BRIDGE NOTES...............................2
SECTION 1.02      INVESTMENT REPRESENTATIONS..................................2


                                   ARTICLE 2

                           TERMS OF THE BRIDGE NOTES

SECTION 2.01      INTEREST....................................................3
SECTION 2.02      PRINCIPAL AND INTEREST PAYMENTS.............................3
SECTION 2.03      OPTIONAL PREPAYMENTS........................................3
SECTION 2.04      MANDATORY PREPAYMENTS.......................................4
SECTION 2.05      PAYMENTS, INTEREST RATE COMPUTATIONS,
                  OTHER COMPUTATIONS, ETC.....................................4
SECTION 2.06      PRORATION OF PAYMENTS.......................................4
SECTION 2.07      SAVINGS CLAUSE..............................................5


                                   ARTICLE 3

                            [INTENTIONALLY DELETED]


                                   ARTICLE 4

                             CONDITIONS TO CLOSING

SECTION 4.01      CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT...............6
SECTION 4.02      EFFECT OF AMENDMENT AND RESTATEMENT.........................7


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01      CORPORATE EXISTENCE; COMPLIANCE WITH LAW....................7
SECTION 5.02      CORPORATE POWER; AUTHORIZATION;
                  ENFORCEABLE OBLIGATIONS.....................................8
SECTION 5.03      FINANCIAL STATEMENTS........................................8
SECTION 5.04      MATERIAL ADVERSE EVENTS.....................................8
SECTION 5.05      OWNERSHIP OF PROPERTY; LIENS................................9


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SECTION 5.06      SUBORDINATION OF SUBORDINATED INDEBTEDNESS..................9


                                   ARTICLE 6

                             AFFIRMATIVE COVENANTS

SECTION 6.01      REPORTS AND NOTICES.........................................9
SECTION 6.02      MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS............9
SECTION 6.03      PAYMENT OF CHARGES AND CLAIMS..............................10
SECTION 6.04      BOOKS AND RECORDS..........................................10
SECTION 6.05      LITIGATION.................................................10
SECTION 6.06      INSURANCE..................................................10
SECTION 6.07      COMPLIANCE WITH LAWS.......................................10
SECTION 6.08      ENVIRONMENTAL MATTERS......................................11
SECTION 6.09      FISCAL YEAR................................................11
SECTION 6.10      PERMITS, ETC...............................................11
SECTION 6.11      FURTHER ASSURANCES.........................................12


                                   ARTICLE 7

                               NEGATIVE COVENANTS

SECTION 7.01      ACQUISITIONS...............................................12
SECTION 7.02      MERGERS, ETC...............................................12
SECTION 7.03      INVESTMENTS................................................12
SECTION 7.04      INDEBTEDNESS...............................................13
SECTION 7.05      AFFILIATE AND EMPLOYEE LOANS AND TRANSACTIONS..............13
SECTION 7.06      LIENS......................................................14
SECTION 7.07      SALE OF STOCK AND ASSETS...................................14
SECTION 7.08      MATERIAL CONTRACTS.........................................15
SECTION 7.09      ERISA......................................................15
SECTION 7.10      FINANCIAL COVENANTS........................................15
SECTION 7.11      SALE LEASE-BACKS...........................................15
SECTION 7.12      RESTRICTED PAYMENTS........................................16
SECTION 7.13      MARGIN REGULATIONS.........................................16
SECTION 7.14      LIMITATION ON DIVIDEND RESTRICTIONS, ETC...................16
SECTION 7.15      ACCOUNTING CHANGES.........................................16
SECTION 7.16      CHANGES RELATING TO SENIOR INDEBTEDNESS....................16
SECTION 7.17      CHANGES RELATING TO SUBORDINATED DEBT......................17


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                                   ARTICLE 8

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

SECTION 8.01      EVENTS OF DEFAULT .........................................17
SECTION 8.02      REMEDIES ..................................................19
SECTION 8.03      WAIVERS BY THE COMPANY ....................................20


                                   ARTICLE 9

                            SUBORDINATION PROVISIONS

SECTION 9.01      SUBORDINATION .............................................20
SECTION 9.02      SUBORDINATION UPON DEFAULT IN SENIOR INDEBTEDNESS .........20
SECTION 9.03      SUBORDINATION UPON BANKRUPTCY, ETC ........................22
SECTION 9.04      NO SUSPENSION OF REMEDIES .................................23
SECTION 9.05      PAYMENTS AND DISTRIBUTIONS RECEIVED .......................23
SECTION 9.06      SUBROGATION ...............................................23
SECTION 9.07      RELATIVE RIGHTS ...........................................24
SECTION 9.08      SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY ..........24
SECTION 9.09      SECTION NOT TO PREVENT EVENTS OF DEFAULT ..................24
SECTION 9.10      HOLDERS OF BRIDGE NOTE OBLIGATIONS ENTITLED TO ASSUME
                  PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE...............24
SECTION 9.11      AMENDMENTS TO DOCUMENTS ...................................25
SECTION 9.12      WAIVERS ...................................................25
SECTION 9.13      AGREEMENT NOT TO CONTEST LIENS ............................26
SECTION 9.14      REINSTATEMENT .............................................26


                                   ARTICLE 10

                       DEFINITIONS; RULES OF CONSTRUCTION

SECTION 10.01     TERMS DEFINED IN THE SENIOR CREDIT AGREEMENT...............26
SECTION 10.02     OTHER DEFINED TERMS........................................26
SECTION 10.03     CERTAIN MATTERS OF CONSTRUCTION............................32


                                   ARTICLE 11

               REGISTRATION; EXCHANGE; SUBSTITUTION OF BRIDGE NOTES

SECTION 11.01     REGISTRATION OF BRIDGE NOTES...............................33
SECTION 11.02     TRANSFERS..................................................33
SECTION 11.03     TRANSFER AND EXCHANGE OF BRIDGE NOTES......................34
SECTION 11.04     REPLACEMENT OF BRIDGE NOTES................................34


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                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01     COMPLETE AGREEMENT.........................................34
SECTION 12.02     AMENDMENTS AND WAIVERS.....................................35
SECTION 12.03     FEES AND EXPENSES; CERTAIN TAXES...........................35
SECTION 12.04     NO WAIVER..................................................37
SECTION 12.05     REMEDIES...................................................37
SECTION 12.06     SEVERABILITY...............................................37
SECTION 12.07     CONFLICT OF TERMS..........................................37
SECTION 12.08     SETOFF AND SHARING OF PAYMENTS.............................37
SECTION 12.09     NOTICES....................................................38
SECTION 12.10     SECTION TITLES.............................................39
SECTION 12.11     COUNTERPARTS...............................................39
SECTION 12.12     TIME OF THE ESSENCE........................................39
SECTION 12.13     CONFIDENTIALITY............................................39
SECTION 12.14     GOVERNING LAW..............................................40
SECTION 12.15     WAIVER OF JURY TRIAL.......................................41
SECTION 12.16     INDEMNIFICATION............................................41
SECTION 12.17     SUCCESSORS AND ASSIGNS.....................................42
SECTION 12.18     SURVIVAL...................................................42
SECTION 12.19     ESTOPPEL...................................................42
SECTION 12.20     WAIVER.....................................................42


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                    INDEX OF ANNEXES, SCHEDULES AND EXHIBITS

Annex A                -         Schedule of Closing Documents
Annex B                -         Financial Statements, Projections and Notices
Annex C                -         Financial Covenants


Schedule 5.03          -         Financial Statements and Projections
Schedule 5.04          -         Contingent Liabilities; Restricted Payments
Schedule 5.07          -         Labor Matters
Schedule 5.08          -         Subsidiaries, Joint Ventures and Affiliates
Schedule 5.11          -         Tax Matters
Schedule 5.12          -         ERISA Plans
Schedule 5.13          -         Litigation
Schedule 5.17          -         Certain Environmental Matters
Schedule 5.30          -         Certain Options, Etc.
Schedule 7.03          -         Investments
Schedule 7.05          -         Transactions with Affiliates and Employees
Schedule 7.06          -         Liens


Exhibit A              -         Form of Opinion of the Company's Counsel


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                              AMENDED AND RESTATED
                      SUBORDINATED NOTE PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED SUBORDINATED NOTE PURCHASE AGREEMENT ("AGREEMENT") is entered into as of September 30, 1998, by and between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "COMPANY"), and PAUL RAMSAY HOLDINGS PTY. LIMITED ACN 008 446 151, an Australian corporation ("RAMSAY HOLDINGS" or "PURCHASER"), for the benefit of the parties and each other Person that may hereafter become a registered holder of a Bridge Note (as hereinafter defined) in accordance with ARTICLE 11 below (Purchaser and any such holder, individually a "HOLDER", and collectively, the "HOLDERS").

                                    RECITALS

         A. The Company, General Electric Capital Corporation ("GE CAPITAL") and Ramsay Holdings are parties to a certain Subordinated Note Purchase Agreement, dated as of September 30, 1997 (as amended by a First Amendment to Subordinated Note Purchase Agreement dated as of March 27, 1998, a Second Amendment to Subordinated Note Purchase Agreement dated as of May 20, 1998, a Third Amendment to Subordinated Note Purchase Agreement dated as of June 29, 1998 and a Fourth Amendment to Subordinated Note Purchase Agreement dated as of July 29, 1998, the "ORIGINAL NOTE PURCHASE AGREEMENT"), pursuant to which GE Capital purchased the Series A Bridge Notes and Ramsay Holdings purchased the Series B Bridge Notes.

         B. On the date hereof, the Company has sold certain of its assets with the consent of Purchaser and GE Capital. Such sale constitutes a "Sale of the Company" (as defined in the Original Note Purchase Agreement), thus requiring a mandatory prepayment of the Bridge Notes. With the consent of the Senior Agent, the Senior Lenders and the Holders of all of the Series B Bridge Notes, the Company has utilized certain of the proceeds of such asset sales to repay in full the Series A Bridge Notes (but not the Series B Bridge Notes) and all other obligations owing to GE Capital under the Original Note Purchase Agreement.

         C. The Company and Ramsay Holdings desire to amend the Original Note Purchase Agreement to reflect the repayment in full of the Series A Bridge Notes and the termination of all other interests of GE Capital under the Original Note Purchase Agreement, and to restate the Original Note Purchase Agreement, as so amended, in its entirety, in order to set forth in a single agreement all of the amendments to the Original Note Purchase Agreement (including those effected hereby), and for convenience of reference.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto amend the Original Note Purchase Agreement and restate the Original Note Purchase Agreement, as so amended, as follows:


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                                   ARTICLE 1

                            AUTHORIZATION OF NOTES;
                           SALE AND PURCHASE OF NOTES

         SECTION 1.01   AUTHORIZATION OF BRIDGE NOTES.

                  (a) The Company has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein, of its Increasing Rate Senior Subordinated Bridge Notes, Series B, due September 30, 2005 (the "BRIDGE NOTES") in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), to be dated the date of issuance thereof, to mature on September 30, 2005, and to bear interest on the unpaid balance thereof from the date thereof until the principal shall have been paid in full at the rates of interest set forth herein.

                  (b) The Bridge Notes shall rank PARI PASSU with all other Indebtedness of the Company other than Senior Indebtedness. The term "Bridge Notes" as used herein shall mean and include each Bridge Note delivered pursuant to any provisions of this Agreement, and each Bridge Note delivered in substitution, amendment, modification, extension or exchange for any such Bridge Note pursuant to any such provision of this Agreement.

         SECTION 1.02 INVESTMENT REPRESENTATIONS. Each Purchaser and, by its purchase of any Bridge Note hereafter, each other Holder represents and warrants that:

                  (a) it is an "accredited investor," as that term is defined in Regulation D under the Securities Act, and has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of Bridge Notes from the Company and the suitability thereof for such Purchaser;

                  (b) it is acquiring its Bridge Note for its own account, for investment purposes and not with a view to the distribution thereof; PROVIDED, HOWEVER, that the foregoing representation and warranty shall not be construed as imposing any limitation on any Purchaser's or any other Holder's right to transfer any Bridge Note that is not otherwise expressly set forth in this Agreement or required under applicable law; and

                  (c) it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Bridge Notes (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Bridge Notes), except in compliance with the Securities Act.


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                                   ARTICLE 2

                           TERMS OF THE BRIDGE NOTES

         SECTION 2.01   INTEREST.

                  (a) Interest on the outstanding principal amount of the Bridge Notes shall accrue and be payable at a rate per annum equal to (i) eleven percent (11%) from the Original Closing Date to and including December 31, 1997, (ii) eleven and one-half percent (11-1/2%) from January 1, 1998 to and including March 31, 1998, (iii) twelve percent (12%) from April 1, 1998 to and including June 30, 1998, (iv) twelve and one-half percent (12-1/2%) from July 1, 1998 to and including September 30, 1998, and (v) thirteen percent (13%) per annum at all times from and after October 1, 1998.

                  (b) If an Event of Default shall have occurred and be continuing, the Required Holders may, by written notice to the Company, increase each of the interest rates specified in paragraph (a) to the Default Rate, effective as of the initial date of such Event of Default and continuing until the date on which such Event of Default is waived or cured; PROVIDED, HOWEVER, that, upon the occurrence of an Event of Default specified in SECTIONS 8.01(G), (H) or (I), the interest rates specified in paragraph (a) shall automatically increase to the Default Rate.

         SECTION 2.02   PRINCIPAL AND INTEREST PAYMENTS.

                  (a) If not sooner paid, the entire principal amount of the Bridge Notes shall be due and payable in full on the Stated Maturity Date.

                  (b) Accrued interest on the Bridge Notes shall be payable, without duplication, (i) in arrears for the preceding three-month period, on the first Business Day of each March, June, September and December hereafter, commencing December 1, 1997, (ii) on the Maturity Date, (iii) with respect to any portion of the Bridge Notes prepaid or repaid pursuant to SECTION 2.04, on the date such prepayment or repayment is due and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment;
(iv) on the date of acceleration of the Bridge Notes pursuant to SECTION 8.02; and (v) in the case of interest accruing at the Default Rate, upon demand.

         SECTION 2.03 OPTIONAL PREPAYMENTS. Prior to the Stated Maturity Date, the Company may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Bridge Notes; PROVIDED, HOWEVER, that (i) all such voluntary prepayments shall require at least three (3) Business Days' prior written notice to the Holders,
(ii) all such voluntary prepayments shall be in a minimum amount of $1,000,000 (subject to the Company's right to prepay in full the entire unpaid principal amount of the Bridge Notes), (iii) all such prepayments shall be applied in accordance with the provisions of SECTION 2.05, and (iv) concurrently with such prepayment the Company shall pay to the Holders (x) all accrued but unpaid interest on the amount prepaid, and (y) if paid on or after September 30, 1998 but before September


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30, 2004, but not otherwise, a Prepayment Premium in the amount specified in the definition thereof.

         SECTION 2.04 MANDATORY PREPAYMENTS. Prior to the Stated Maturity Date, the Company shall, subject to any restrictions imposed by the Senior Credit Documents, at the option of the Required Holders, prepay the entire outstanding principal amount of the Bridge Notes upon the occurrence of a Change of Control or a Sale of the Company;

in each case together with (x) accrued but unpaid interest on the amount prepaid, and (y) if paid on or after September 30, 1998 but before September 30, 2004, but not otherwise, a Prepayment Premium in the amount specified herein.

         SECTION 2.05 PAYMENTS, INTEREST RATE COMPUTATIONS, OTHER COMPUTATIONS, ETC. All payments by the Company of the principal amount of the Bridge Notes pursuant to SECTION 2.02 and all regularly scheduled payments of interest on the Bridge Notes pursuant to SECTION 2.01 shall be made by the Company to the Holders PRO RATA according to the unpaid principal amounts of their respective Bridge Notes. All such payments required to be made to each Holder shall be made, without setoff, deduction or counterclaim, not later than 12:00 Noon (New York time) on the date due, in immediately available funds, to such account as each Holder shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by the Holders on the following Business Day. All interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to payments of principal, such extension of time shall be included in the computation of accrued interest.

         SECTION 2.06   PRORATION OF PAYMENTS.

                  (a) Except as otherwise provided in SECTION 2.05, the Company shall not prepay or otherwise retire in whole or in part, or purchase or otherwise acquire, directly or indirectly, any Bridge Notes held by any Holder unless the Company shall have offered to prepay or otherwise retire, purchase or acquire, as the case may be, the same proportion of the aggregate principal amount of the Bridge Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any Bridge Notes prepaid or otherwise retired, purchased or acquired by the Company or any of its Subsidiaries shall not be deemed to be outstanding for any purpose under this Agreement.

                  (b) Except as otherwise provided in SECTION 2.05, if any Holder shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on the Bridge Notes or other Bridge Note Obligations in excess of such Holder's PRO RATA share of payments then or therewith obtained thereon by all Holders, such Holder which has received in excess of its PRO RATA share shall purchase from the other Holders such participations in the Bridge Notes or other Bridge Note Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each


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of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Holder so purchasing a participation from another Holder pursuant to this SECTION 2.06
(B) may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Holder were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Holder receives a secured claim in lieu of a setoff to which this SECTION 2.06(B) applies, such Holder shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Holders under this
SECTION 2.06(B) to share in the benefits of any recovery on such secured claim.

         SECTION 2.07 SAVINGS CLAUSE. Notwithstanding anything to the contrary set forth in this Agreement, if, at any time until payment in full of all of the Bridge Note Obligations, any rate of interest payable hereunder (including, without limitation, any amounts payable to the Series A Holders pursuant to
ARTICLE 3 hereof that are treated as interest under applicable law) exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be equal to the Maximum Lawful Rate; PROVIDED, that if at any time thereafter any rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest to the Holders hereunder at the Maximum Lawful Rate until such time as the total interest received by the Holders hereunder is equal to the total interest which the Holders would have received had the interest rate or rates payable hereunder been (but for the operation of this SECTION 2.07) the interest rate or rates payable since the date of incurrence of the Bridge Note Obligations as otherwise provided in this Agreement. Thereafter, the interest rate or rates payable hereunder shall be the rate or rates of interest provided in SECTION 2.01 unless and until any rate of interest again exceeds the Maximum Lawful Rate, in which event this SECTION
2.07 shall again apply. In no event shall the total interest received by the Holders pursuant to the terms hereof exceed the amount which the Holders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this SECTION 2.07, (x) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (y) if permitted by applicable law, the Company shall (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, pro rate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Bridge Note Obligations so that interest for the entire term of this Agreement does not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 2.07, shall make a final determination that the Company has received interest hereunder in excess of the Maximum Lawful Rate, the Company shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Bridge Note Obligations, then to any other unpaid Bridge Note


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Obligations, and thereafter shall refund any excess to the Company or as a court of competent jurisdiction may otherwise order.

                                   ARTICLE 3

                            [INTENTIONALLY DELETED]

                                   ARTICLE 4

                             CONDITIONS TO CLOSING

         SECTION 4.01 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. Notwithstanding any other provision of this Agreement, it is understood and agreed that this Agreement shall not become effective, and the Original Note Purchase Agreement shall remain in full force and effect, until the following conditions have been fulfilled to the satisfaction of Purchaser:

                  (a) THIS AGREEMENT; BRIDGE NOTE DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Company and Purchaser; and Purchaser shall have received such documents, instruments, agreements and legal opinions as Purchaser shall reasonably request in connection with the transactions contemplated by this Agreement and the other Bridge Note Documents, including all those listed in the Schedule of Closing Documents attached hereto as ANNEX A, each in form and substance satisfactory to Purchaser.

                  (b) APPROVALS. Purchaser shall have received (i) satisfactory evidence that the Company has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Bridge Note Documents or (ii) an officer's certificate in form and substance reasonably satisfactory to Purchaser affirming that no such consents or approvals are required.

                  (c) REDEMPTION AND PREPAYMENT. The Company shall have prepaid in full the Series A Bridge Notes, together with all accrued but unpaid interest thereon and all other obligations owing to GE Capital under the Original Note Purchase Agreement.

                  (d) SENIOR CREDIT AGREEMENT. The Company and GE Capital shall have entered into the Senior Credit Agreement and the Senior Credit Agreement shall have become effective (such effectiveness to be evidenced by the delivery by GE Capital of the letter contemplated by Section 2.02 of the Senior Credit Agreement).

Upon the effectiveness of this Agreement pursuant to this Section 4.01, this Agreement shall be effective from and after the Effective Date.

         SECTION 4.02 EFFECT OF AMENDMENT AND RESTATEMENT. Upon the effectiveness of this


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Agreement pursuant to SECTION 4.01, from and after the Effective Date: (a)
except as expressly set forth herein, all terms and conditions of the Original Note Purchase Agreement and the other Bridge Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to the Purchaser; (b) the terms and conditions of the Original Note Purchase Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among the Company and the Purchaser accruing from and after the Effective Date; (c) this Agreement shall not in any way release or impair the rights, duties, Bridge Note Obligations or any other Bridge Note Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Bridge Note Obligations are assumed, ratified and affirmed by the Company; (d) all indemnification obliga tions of the Company under the Original Note Purchase Agreement and any other Bridge Note Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Purchaser, GE Capital and any other Person indemnified under the Original Note Purchase Agreement or any other Bridge Note Document at any time prior to the Effective Date (including, without limitation, to the extent set forth in Section 12.17 of the Original Note Purchase Agreement as in effect immediately prior to the Effective Date); (e) the Bridge Note Obligations incurred under the Original Note Purchase Agreement shall, to the extent outstanding on the Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agree ment shall not constitute a refinancing, substitution or novation of such Bridge Note Obligations or any of the other rights, duties and obligations of the parties hereunder; (f) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Purchaser or GE Capital under the Original Note Purchase Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Original Note Purchase Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (g) any and all references in the Bridge Note Documents to the Original Note Purchase Agreement shall, without further action of the parties, be deemed a reference to the Original Note Purchase Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         To induce Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser and each other Holder of any Bridge Note that, as of the Effective Date:

         SECTION 5.01 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Company and each of its Subsidiaries: (a) is a corporation duly organized or, in the case of certain of its Subsidiaries, a partnership or a limited liability company duly formed; (b) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (c) is duly qualified to do


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business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where a failure to be so qualified and in good standing is not a Material Adverse Event; (d) has the requisite corporate, partnership or limited liability company power and authority, as the case may be, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; and (d) is in compliance with its articles or certificate of incorporation and bylaws, its partnership agreement or limited liability company operating agreement, as the case may be.

         SECTION 5.02 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement and the other Bridge Note Documents: (a) are within the Company's corporate power;
(b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of the Company's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound, or any other agreement, document or instrument relating to Senior Indebtedness; (f) do not result in the creation or imposition of any Lien upon any of the Property of the Company or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those consents and approvals referred to in SECTION 4.02, all of which have been duly obtained, made or complied with and are in full force and effect. Each of the Bridge Note Documents has been duly executed and delivered for the benefit of or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability of such Bridge Note Document may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general.

         SECTION 5.03 FINANCIAL STATEMENTS. The Company has delivered to Purchaser the Financial Statements identified in SCHEDULE 5.03, and each of such Financial Statements complies with the description thereof contained in
SCHEDULE 5.03.

         SECTION 5.04 MATERIAL ADVERSE EVENTS. Except as set forth in SCHEDULE 5.04, the Company and its Subsidiaries have no material obligations, material contingent liabilities, or material liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Financial Statements identified in SCHEDULE 5.03. Except as otherwise permitted hereunder or as set forth in SCHEDULE 5.04, no Restricted Payment has been made since the Audit Date, and no shares of Stock of the Company have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries. Since the Audit Date, no Material Adverse Event has occurred and is continuing.

         SECTION 5.05 OWNERSHIP OF PROPERTY; LIENS. The Company and each of its Subsidiaries holds (a) good and insurable fee simple title to all Real Property owned by it, subject only to Permitted Encumbrances of the types described in paragraphs (a) and (i) of the definition thereof, (b) valid and insurable leasehold interests in all Leases to which it is a party, subject only to Permitted Encumbrances of the types described in paragraphs (a) and (i) of the definition thereof, and
(c) good and valid title to, or valid leasehold interests in, all of its other properties and assets, subject only to Permitted Liens. None of the properties and assets of the Company or any of the other Credit Parties are subject to any Liens, except Permitted Encumbrances, Liens set forth in SCHEDULE 7.06 and the Lien in favor of the Senior Agent pursuant to the Senior Documents.

         SECTION 5.06 SUBORDINATION OF SUBORDINATED INDEBTEDNESS. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the "Bridge Note Purchase Agreement" within the meaning of the Ramsay Subordinated Note Purchase Agreement; this Agreement, together with each of the other Bridge Note Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute "Senior Credit Documents" within the meaning of the Ramsay Subordinated Note Purchase Agreement; and all of the Bridge Note Obligations, and all amendments, modifications, extensions, renewals, refundings or refinancings thereof constitute "Senior Indebtedness" of the Company within the meaning of the Ramsay Subordinated Note Purchase Agreement, and the Holders of the Bridge Notes from time to time constitute "Senior Lenders" entitled to all of the rights of a holder of "Senior Obligations" pursuant to Article 4 of the Ramsay Subordinated Note Purchase Agreement.

                                   ARTICLE 6

                             AFFIRMATIVE COVENANTS

         The Company covenants and agrees (for itself and its Subsidiaries) that, unless the Required Holders shall otherwise consent in writing, from and after the date hereof and until the Maturity Date:

         SECTION 6.01 REPORTS AND NOTICES. The Company shall deliver to the Holders the Financial Statements, projections, certificates and notices at the times and in the manner set forth in ANNEX B.

         SECTION 6.02 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. The Company shall (and shall cause each of its Subsidiaries, other than Inactive Subsidiaries, to): (a) except in the case of a Subsidiary that is permitted to merge out of existence pursuant to SECTION 7.02, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (c) at all times maintain, preserve and protect all of its Intellectual Property material to the conduct of its business, and preserve all the remainder of its Property material to the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear).

         SECTION 6.03 PAYMENT OF CHARGES AND CLAIMS. The Company shall (and shall cause each of its Subsidiaries to) pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or any such Subsidiary or its or their income and profits, or any of its Property (real, personal or mixed), and (b) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid by law become a Lien on its Property; PROVIDED, that the Company or any such Subsidiary shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof
(i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, and (iv) the Company shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, if such contest is terminated or discontinued adversely to the Company.

         SECTION 6.04 BOOKS AND RECORDS. The Company shall (and shall cause each of its Subsidiaries to) keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the 1997 Audited Financial Statements.

         SECTION 6.05 LITIGATION. The Company shall notify the Holders in writing, promptly upon learning thereof, of any litigation, suit, administrative proceeding or other action commenced or threatened in writing against the Company or any Subsidiary of the Company, which (a) involves an amount in excess of $1,000,000, or (b) would be a Material Adverse Event if adversely determined.

         SECTION 6.06 INSURANCE. The Company shall, at its sole cost and expense, maintain or cause to be maintained for itself and each of its Subsidiaries with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, and of such types and in such amounts as are customarily carried under similar circumstances by such other corporations (it being understood that the maintenance of all insurance required by the Senior Credit Documents shall be deemed to satisfy the foregoing requirement). The Company will, and will cause each of the Subsidiaries to, furnish to the Holder, upon the request of the Required Holders, information as to the insurance carried.

         SECTION 6.07 COMPLIANCE WITH LAWS. The Company shall (and shall cause each of its Subsidiaries to) comply with all federal, state and local laws, permits and regulations applicable to it, including those relating to health care; health care licensing, permits and accreditation; ERISA and labor matters; and the filing of tax returns and payment of taxes (including, without limitation, the withholding, collection, payment and deposit of employees' income, unemployment and Social

Security taxes), except in each case to the extent that a failure to so comply with any laws, permits and regulations relating to health care and to health care licensing, permits and accreditation would not be a Material Adverse Event with respect to the Company or any Material Subsidiary, and to the extent that a failure to so comply with any other laws, permits and regulations would not be a Material Adverse Event.

         SECTION 6.08 ENVIRONMENTAL MATTERS. The Company shall, and shall cause each of its Subsidiaries and each other Person leasing, occupying or operating any of the Real Property (to the extent that any such other Person is within its control) to: (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits except in each case to the extent that any such noncompliance would not be a Material Adverse Event; (b) implement any and all investigation, remediation, removal and response actions which are reasonably necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Property and (c) notify the Designated Holder promptly after the Company becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Property which is reasonably likely to result in Environmental Liabilities in excess of $1,000,000.

         SECTION 6.09 FISCAL YEAR. The Company shall (and shall cause each of its Subsidiaries to) maintain as its fiscal year the twelve month accounting period ending on June 30 of each year; PROVIDED, HOWEVER, that at any time after delivery to the Senior Agent of all Financial Statements (as defined in the Senior Credit Agreement) and reports delivered pursuant to Section 4.01 and Annex F of the Senior Credit Agreement with respect to the fiscal year ended June 30, 1998, the Company may change its fiscal year to the twelve month accounting period ending on December 31 of each year, and thereafter shall maintain such fiscal year.

         SECTION 6.10 PERMITS, ETC. The Company shall (and shall cause each of its Subsidiaries, other than Inactive Subsidiaries, to) (i) obtain and maintain all permits, licenses, certifications, accreditations, and other approvals as may be necessary for the operation of the business of the Company and each of its Material Subsidiaries under applicable law, except in each case to the extent that a failure to obtain or maintain any of such permits, licenses, certifications, accreditations or other approvals would not be a Material Adverse Event, and (ii) obtain and maintain its qualification for participation in and the receipt of reimbursement under Medicare, Medicaid and any other federal, state or local governmental health benefit program or commercial health benefit program providing for payment or reimbursement for services rendered by such Person, as applicable, except to the extent that the loss or relinquishment of such qualification does not constitute a Material Adverse Event with respect to the Company or any Material Subsidiary. The Company will promptly furnish or cause to be furnished to the Holders copies of all reports and correspondence it or any of its Material Subsidiaries sends or receives relating to any loss or revocation (or threatened loss or revocation) of any material permit, license, certification, accreditation, approval or qualification required to be maintained pursuant to this SECTION 6.10.

         SECTION 6.11 FURTHER ASSURANCES. The Company agrees, at its expense and upon the reasonable request of the Required Holders, to duly execute and deliver, or cause to be duly executed and delivered, to the Holders such further instruments and do and cause to be done such further acts as may be necessary or desirable in the reasonable opinion of the Required Holders to carry out more effectually the provisions and purposes of this Agreement or any other Bridge Note Document.

                                   ARTICLE 7

                               NEGATIVE COVENANTS

         The Company covenants and agrees (for itself and its Subsidiaries) that, unless the Required Holders shall otherwise consent in writing, from and after the date hereof and until the Maturity Date:

         SECTION 7.01 ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, make any Acquisition.

         SECTION 7.02 MERGERS, ETC. The Company shall not (nor permit any of its Subsidiaries to), directly or indirectly, by operation of law or otherwise merge with, consolidate with, or otherwise combine with, any Person, other than
(i) a merger effecting an Acquisition consented to by the Required Holders,
(ii) a merger effecting a disposition of Stock permitted by SECTION 7.07, (iii) a merger or consolidation between or among any of the Company's Subsidiaries, or (iv) a merger or consolidation between the Company and any of its Subsidiaries in which the Company is the surviving entity.

         SECTION 7.03 INVESTMENTS. The Company shall not (nor permit any of its Subsidiaries to), directly or indirectly, make or maintain any Investment except: (a) Cash Equivalents; (b) time deposits maturing no more than 30 days from the date of creation thereof with a Senior Lender or A-rated banks; (c) Investments in Gulf Coast Treatment Center and wholly-owned Subsidiaries of the Company; (d) Investments in other Subsidiaries of the Company to the extent outstanding on the Original Closing Date and, in the case of TCV, other Investments to the extent set forth in SECTION 7.05(D); (e) Investments in Permitted Joint Ventures (other than TCV) not to exceed $1,000,000 in the aggregate at any time outstanding; (f) Practice Guarantees (evidenced by written agreements), provided that the aggregate outstanding amount of Practice Guarantees and commitments to give Practice Guarantees shall not at any time exceed $1,000,000; (g) extensions of credit to patients, evidenced by accounts receivable for services rendered, made in the ordinary course of business and consistent with past practice; (h) other Investments outstanding on the date hereof and listed in SCHEDULE 7.03; (i) the purchase by the Company or any Subsidiary of the Company of Stock of any Subsidiary of the Company that is not directly or indirectly wholly-owned by the Company on the Original Closing Date, PROVIDED that the aggregate amount paid by the Company and its Subsidiaries for such Stock shall not exceed $2,000,000 in the aggregate; and
(j) other Investments not exceeding $1,000,000 in the aggregate made during any Fiscal Year.

         SECTION 7.04 INDEBTEDNESS. The Company shall not (nor permit any of its Subsidiaries to) create, incur or assume any Indebtedness (including Guaranteed Indebtedness) unless the creation, incurrence or assumption of such Indebtedness would not cause the Leverage Ratio to exceed 4.00:1.00, determined on a PRO FORMA basis for the Rolling Twelve-Month Period ending on the last day of the most recent Fiscal Month for which a Compliance Certificate is required to be furnished to the Holders pursuant to ANNEX B hereof, calculated as if such Indebtedness had been created, incurred or assumed on the first day of such period.

         SECTION 7.05 AFFILIATE AND EMPLOYEE LOANS AND TRANSACTIONS. The Company shall not (nor permit any of its Subsidiaries to) enter into any lending, borrowing or other commercial transaction with, or make any payments or transfers of funds or assets (including payment of any management, consulting, advisory or similar fee) to, or issue any shares of the Company's Stock, or any warrant, option or other right to acquire shares of the Company's Stock, or any securities convertible into the Company's Stock, to, any of its Affiliates; PROVIDED, that (a) the Company may borrow money from Ramsay Affiliates, provided that the Indebtedness owed to any such Ramsay Affiliate is Subordinated Indebtedness meeting the requirements of the Senior Credit Agreement, and repay such Subordinated Indebtedness in accordance with the terms thereof (including the subordination provisions); (b) the Company and its Subsidiaries may engage in commercial transactions (including transfers of assets and lending or borrowing transactions) between or among the Company and its Subsidiaries (other than Permitted Joint Ventures); (c) the Company and its Subsidiaries may engage in lending or borrowing transactions with TCV to the extent that such transactions do not cause the intercompany account due to the Company from TCV to exceed $10,100,000 at any time; (d) the Company and its Subsidiaries may make Investments in Permitted Joint Ventures to the extent permitted by SECTION 7.03(E) and, additionally, may provide legal, accounting, insurance and other shared services to the Permitted Joint Ventures of the types provided on the Original Closing Date and may lease Real Property to the Permitted Joint Ventures, all on terms that are no less favorable to the Company and its Subsidiaries than might be obtained in an arm's-length transaction from a Person that is not an Affiliate of the Company or such Subsidiary; (e) the Permitted Joint Ventures may engage in commercial transactions with their Subsidiaries on terms that are no less favorable to the Permitted Joint Ventures than might be obtained in an arm's- length transaction from a Person that is not an Affiliate of such Permitted Joint Venture; (f) the Company and its Subsidiaries may extend loans to their respective officers, directors and employees in a maximum aggregate principal amount outstanding at any time for all officers, directors and employees of $1,000,000, other than loans to officers or directors to whom any other amount is due by the Company or any of its Subsidiaries that is not permitted to be paid to such officer or director by virtue of this SECTION 7.05, unless such loan is for a business purpose of the Company or such Subsidiary that is unrelated to the circumstances of the other amount due to such officer or director; (g) the Company may issue shares of the Company's Stock, or any warrant, option or other right to acquire shares of the Company's Stock, or any security convertible into the Company's Stock, to any Affiliate (including, without limitation, to Ramsay Affiliates (as defined in the Senior Credit Agreement) in exchange for Series 1997-A Preferred Stock (as defined in the Senior Credit Agreement), Series B Bridge Notes and/or the Ramsay Subordinated Note) on terms that are no less favorable to the Company than might be obtained in an arm's-length transaction from a Person that is not an Affiliate of the Company; (h) the Company and its Subsidiaries may make Restricted Payments to the extent permitted under SECTION 7.12; (i) the Company and its Subsidiaries may pay salary and wages and provide stock options and other executive compensation to its executive officers, to the extent approved by the Company's Board of Directors or the compensation committee thereof; (j) the Company may pay reasonable and customary directors' fees to its directors; (k) the Company and its Subsidiaries may pay reasonable legal fees and reasonable out-of-pocket expenses to Haythe & Curley for services rendered; and (l) RMCI (as defined the Senior Credit Agreement) may pay the balance of the sums due to Peter J. Evans and the sums due to Luis E. Lamela referred to in paragraph 12 of Schedule 6.05 of the Original Credit Agreement (as defined in the Senior Credit Agreement) after such time as (i) the $2,500,000 figure included in clause (b) of the definition of Borrowing Base (as defined in the Senior Credit Agreement) shall have reduced to zero upon the application of Net Cash Proceeds (as defined in the Senior Credit Agreement) of one or more issuances of Stock by the Company pursuant to Sections 1.02(e)(ii) and (f) of the Senior Credit Agreement; (ii) the $9,000,000 figure included in the definition of Revolving Credit Commitments (as defined int he Senior Credit Agreement) shall have reduced to $5,500,000 upon the application of such Net Cash Proceeds; and (iii) no Default or Event of Default shall have occurred and be continuing.. Set forth in SCHEDULE 7.05 is a list of all such lending, borrowing or other transactions with Affiliates as of the Effective Date. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not (nor permit any of its Subsidiaries to) pay bonuses to Luis Lamela, Remberto Cibran or Carol C. Lang, until all Senior Obligations and the Bridge Note Obligations have been paid in full.

         SECTION 7.06 LIENS. The Company shall not (nor permit any of its Subsidiaries to) create or permit to exist any Lien on any of its properties or assets except for: (a) presently existing or hereafter created Liens in favor of the Senior Agent or the Senior Lenders to secure the Senior Obligations; (b) Liens set forth in SCHEDULE 7.06 existing on the Effective Date; (c) Permitted Encumbrances; (d) other Liens securing Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding; and (e) extensions and renewals of Liens referred to in paragraphs (b), and (d) above, provided that any such extension or renewal Lien is limited to the property or assets covered by the Lien extended or renewed and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement.

         SECTION 7.07 SALE OF STOCK AND ASSETS. The Company shall not (nor permit any of its Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of their respective Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than the following:

                  (a) the sale of properties or assets (including the capital Stock of any of their respective Subsidiaries) having a book value of not more than ten percent (10%) of the book value of the Company's consolidated assets as to each such sale or other disposition, determined as of the time of such disposition, or in excess of twenty percent (20%) of the book value of the Company's consolidated assets, in the aggregate as to all such sales or other dispositions, determined as of the date of the last such disposition;

                  (b)      the sale or other disposition of Investments; and

                  (c) transfers of assets among the Company and its Subsidiaries, lending and borrowing transactions specifically permitted by
SECTION 7.05(B), (C) and (D) and Restricted Payments specifically permitted by
SECTION 7.12.

         SECTION 7.08 MATERIAL CONTRACTS. The Company shall not (nor permit any of its Subsidiaries to) enter into, cancel or terminate any Material Contract or amend or otherwise modify any Material Contract if any of the foregoing actions would be a Material Adverse Event.

         SECTION 7.09 ERISA. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multi-employer Plan and in Section 4211 of ERISA in the case of a Multi-employer Plan if such acquisition would be a Material Adverse Event. Additionally, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate shall, to the extent that any of the following actions would be a Material Adverse Event: (a) permit or suffer any condition set forth in SCHEDULE 5.12 to cease to be met and satisfied at any time; (b) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to the Company or such Subsidiary; (c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; or (d) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multi-employer Plan.

         SECTION 7.10 FINANCIAL COVENANTS. The Company shall not breach or fail to comply with any of the financial covenants set forth in ANNEX C, each of which shall be calculated in accordance with ANNEX C (and based upon the Financial Statements delivered hereunder). In addition, the Company agrees that at any time that the Senior Obligations have been paid in full, Annex C to the Purchase Agreement shall be deemed amended in their entirety by deleting such Annex C and incorporating by reference all terms and conditions of Annex G to the Senior Credit Agreement as Annex C to the Purchase Agreement, and all defined terms used therein.

         SECTION 7.11 SALE LEASE-BACKS. The Company shall not (nor permit any of its Subsidiaries to) enter into any sale-leaseback or similar transaction involving any of its property or assets if such transaction would cause the Company to be in violation of any of the financial covenants set forth in ANNEX C, for the Rolling Twelve-Month Period ending on the last day of the most recent Fiscal Month for which a Compliance Certificate is required to be furnished to the Holders pursuant to ANNEX B hereof, calculated as if such transaction had occurred on the first day of such period.

         SECTION 7.12 RESTRICTED PAYMENTS. The Company shall not (nor permit any of its Subsidiaries to) make any Restricted Payment to any Person, except that (a) the Company may pay dividends on any class of its preferred stock provided that (i) the Company's Fixed Charge Coverage Ratio would not be less than 1.00:1.00, determined on a PRO FORMA basis for the most recent period for which the Company is required to deliver a Compliance Certificate to the Holders pursuant to ANNEX B hereof, based on the Company's actual Fixed Charge Coverage Ratio as set forth therein, but calculated as if such dividends were included in Fixed Charges for the purpose of such computation, (ii) no Default or Event of Default exists or would be caused by such payment, and (iii) such payment is otherwise permitted by law; (b) the Company may redeem its Series 1997-A Preferred Stock at any time provided that (i) no Default or Event of Default exists or would be caused by such redemption, and (ii) such redemption is otherwise permitted by law; (c) any Subsidiary of the Company may pay cash dividends (or, in the case of a Subsidiary that is a partnership or limited liability company, cash distributions) (i) to the Company or to another Subsidiary of the Company and (ii) to any other Person holding such Subsidiary's Stock, provided that any such dividends or distributions are paid on a basis which is PRO RATA to all Persons holding such Stock (including the Company or a Subsidiary, as applicable); (d) the Company may repurchase Stock of the Company from former employees of the Company or its Subsidiaries for amounts not to exceed $500,000 in the aggregate during the term of this Agreement; (e) Borrower may make payments of interest under the Ramsay Subordinated Note in kind; (f) with the consent of the Required Holders, Borrower may prepay the Ramsay Subordinated Notes in full; and (g) the Company may affect transactions permitted by paragraph (g) of SECTION 7.05 hereto.

         SECTION 7.13 MARGIN REGULATIONS. The Company shall not use the proceeds of the Bridge Notes to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         SECTION 7.14 LIMITATION ON DIVIDEND RESTRICTIONS, ETC. The Company shall not (nor permit any of its Subsidiaries to), directly or indirectly, enter into any agreement with any Person which directly or indirectly restricts, prohibits or requires the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Company to the Company.

         SECTION 7.15 ACCOUNTING CHANGES. The Company shall not make any significant change in accounting treatment and reporting practices except for changes concurred in by the Company's independent public accountants.

         SECTION 7.16 CHANGES RELATING TO SENIOR INDEBTEDNESS. The Company shall not change or amend the terms of the Senior Credit Agreement, the Senior Credit Documents or the Senior Indebtedness if the effect thereof would be to cause the principal amount of Senior Indebtedness outstanding or committed at any time to exceed $55,000,000.

         SECTION 7.17 CHANGES RELATING TO SUBORDINATED DEBT. The Company shall not change or amend the terms of the Ramsay Subordinated Note, the Ramsay Subordinated Note Purchase Agreement or any other Subordinated Indebtedness (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Subordinated Indebtedness other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein; (d) change or add any covenant with respect to such Subordinated Indebtedness other than to make less restrictive any such covenant; (d) change the redemption or prepayment provisions of such Subordinated Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Indebtedness; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Indebtedness in a manner adverse to any Holder.

                                   ARTICLE 8

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         SECTION 8.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) the Company (i) fails to make any payment or prepayment of principal of the Bridge Notes when due and payable, (ii) fails to make any payment of interest on the Bridge Notes or any of the other Bridge Note Obligations when due and payable and such failure shall remain unremedied for more than five (5) Business Days, or (iii) fails to pay or reimburse any Holder for any expense reimbursable hereunder or under any other Bridge Note Document within fifteen (15) Business Days following such Holder's demand for such reimbursement or payment of expenses.

                  (b) The Company shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.03, 6.06, 6.09, or 6.12, of ARTICLE 7, or of any of the provisions set forth in ANNEX C.

                  (c) the Company shall fail or neglect to perform, keep or observe any of the provisions of SECTION 6.01 or any provisions set forth in ANNEX B and the same shall remain unremedied for three (3) Business Days or more after receipt of written notice thereof from any Holder.

                  (d) The Company shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Bridge Note Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.01) and the same shall remain unremedied for thirty
(30) days or more after the earlier of (i) receipt of written notice thereof from any Holder and (ii) the Company knows such failure or neglect.

                  (e) An Event of Default occurs under the Senior Credit Agreement; or a default or breach shall occur under any other agreement, document or instrument to which the Company or any of its Subsidiaries is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Bridge Note Obligations) of the Company or any of its Subsidiaries in excess of $5,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any representation or warranty herein or in any Bridge Note Document or in any written statement, report, financial statement or certificate made or delivered to any Holder by the Company is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of the Company or any of its Subsidiaries with a fair market value of $5,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Company or any of its Subsidiaries and such condition continues for thirty
(30) days or more.

                  (h) A case or proceeding shall have been commenced against the Company or any of its Subsidiaries seeking a decree or order in respect of the Company or such Subsidiary (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Company or any of its Subsidiaries or of any substantial part of any of the Company's or such Subsidiary's assets, or (iii) ordering the winding-up or liquidation of the affairs of the Company or such Subsidiary, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (i) The Company or any of its Subsidiaries (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or any of its Subsidiaries or of any substantial part of the Company's or such Subsidiary's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate at any time outstanding shall be rendered against the Company or any of its Subsidiaries unless such judgment or judgments shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Bridge Note Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or the Company shall challenge the enforceability of any Bridge Note Document).

                  (l) Any Material Adverse Event occurs and is continuing.

                  (m) except as the result of any disposition specifically permitted or consented to hereunder, the Company shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital Stock of any of its Subsidiaries (other than Gulf Coast Treatment Center) that are Subsidiaries as of the Effective Date or that become Subsidiaries subsequent thereto, or shall fail at any time to be the record and beneficial owner of not less than 96% of the issued and outstanding capital Stock of Gulf Coast Treatment Center, in each case free and clear of any Lien other than inchoate tax Liens, and Liens in favor of the Senior Agent for the benefit of the Senior Lenders.

                  (n) The Company or any of its Subsidiaries make cash payments in an aggregate amount exceeding $750,000 for which the offsetting entry on the Company's Financial Statements is a debit to a litigation or malpractice claim reserve reflected in the 1997 Audited Financial Statements or in a litigation or malpractice claim reserve reflected in unaudited Financial Statements of the Company for the Fiscal Quarter ending March 31, 1998, rather than an expense or reduction of revenues on the Company's income statement; PROVIDED, HOWEVER, that the $750,000 figure above shall increase to $1,000,000 after such time as
(i) the $2,500,000 figure included in clause (b) of the definition of Borrowing Base shall have reduced to zero upon the application of Net Cash Proceeds of one or more issuances of Stock by the Company pursuant to Sections 1.02(e)(ii) and (f) of the Senior Credit Agreement; (ii) the $9,000,000 figure included in the definition of Revolving Credit Commitments shall have reduced to $5,500,000 upon the application of such Net Cash Proceeds; and (iii) no Default or Event of Default shall have occurred and be continuing.

         SECTION 8.02   REMEDIES.

                  (a) Subject to the terms and conditions of ARTICLE 9 below, if any Event of Default shall have occurred and be continuing, the Required Holders may (i) by written notice to the Company, declare all or any portion of the Bridge Note Obligations to be forthwith due and payable, including the outstanding principal amount of the Bridge Notes, any interest thereon and any Contingent Payment Amount then due and payable, whereupon such Bridge Note Obligations shall become and be due and payable; and (ii) without notice, at any time or times, exercise any rights and remedies provided to the Holders under the Bridge Notes and the Bridge Note Documents and/or at law or equity; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTION 8.01(G), (H) or (I), the Bridge Notes and Bridge Note Obligations shall become immediately due and payable, in each case without declaration, notice or demand by or to any Person.

                  (b) Anything in this Agreement to the contrary notwithstanding, each Holder hereby agrees with each other Holder that no Holder shall take any action to protect or enforce its rights arising out of this Agreement, the Bridge Notes or the other Bridge Note Documents (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Holders, it being the intent of Holders that any such action to protect or enforce rights under this Agreement and the Bridge Notes shall be taken in concert and at the direction or with the consent of the Required Holders.

         SECTION 8.03 WAIVERS BY THE COMPANY. Except as otherwise provided for in this Agreement and the other Bridge Note Documents, to the fullest extent permitted by applicable law, the Company waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment and maturity of any or all Bridge Note Documents, and (b) any bond or security which might be required by any court prior to allowing the Holders to exercise any of their remedies. The Company acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Bridge Note Documents and the transactions contemplated by this Agreement and the other Bridge Note Documents.

                                   ARTICLE 9

                           SUBORDINATION PROVISIONS

         SECTION 9.01 SUBORDINATION. Notwithstanding any other provision of this Agreement or the Bridge Notes to the contrary, each Purchaser covenants and agrees, and each subsequent Holder, by the acceptance of any Bridge Note, shall be deemed to have covenanted and agreed, that the payment of the Bridge Note Obligations shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this ARTICLE 9 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and each holder of Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions of this ARTICLE 9.

         SECTION 9.02   SUBORDINATION UPON DEFAULT IN SENIOR INDEBTEDNESS.

                  (a)   In the event that:

                        (i) there shall occur and be continuing a Senior Payment Default, or

                        (ii) there shall occur and be continuing any Senior Covenant Default, then no payment in cash or other property, other than a payment consisting solely of the proceeds of any other Subordinated Indebtedness then permitted to be incurred by the Company pursuant to the Senior Credit Documents and other than a payment solely in Junior Securities, shall be made by the Company on account of the Bridge Note Obligations:

                                    (x) in case of a Senior Payment Default,
                  unless and until all Senior Indebtedness shall have been paid in full in cash, such Senior Payment Default shall have been cured or waived, or the benefits of this paragraph (a) shall have been waived in writing by or on behalf of the Senior Lenders (or the Senior Agent on their behalf) required to effect such a waiver, or

                                    (y) in case of a Senior Covenant Default,
                  for a period (the "BLOCKAGE PERIOD") commencing on the earlier of (A) the date the Company and the Designated Holder of the Bridge Note Obligations receives written notice of such Senior Covenant Default from the Senior Lenders holding at least a majority in outstanding principal amount of the Senior Indebtedness (or the Senior Agent on their behalf), specifying that such notice is a "Blockage Notice" given pursuant to this SECTION 9.02 (a "BLOCKAGE NOTICE") and (B) if such Senior Covenant Default results from the acceleration of the Bridge Note Obligations, the date of such acceleration, and, in any case, ending on the earlier of (i) 179 days after such date and (ii) the date, if any, on which all Senior Indebtedness shall have been paid in full in cash, such Senior Covenant Default shall have been cured or waived, or the benefits of this paragraph (a) shall have been waived in writing by or on behalf of the Senior Lenders (or the Senior Agent on their behalf) required to effect such a waiver;

PROVIDED that (A) no Senior Covenant Default which existed or was continuing on the date of the commencement of any Blockage Period shall be, or be made, the basis for a subsequent Blockage Notice and (B) during any 360-day period the total number of days subject to any Blockage Period or Blockage Periods shall not exceed 179.

                  (b) Immediately upon expiration of any period under this
SECTION 9.02 during which no payment may be made on account of the Bridge Note Obligations, the Company may, subject to the provisions of paragraph (a), resume making any payments on account of the Bridge Note Obligations (including any payments in respect thereof missed during such period).

                  (c) Except as provided in SECTION 9.03 hereof and this
SECTION 9.02, nothing contained in this Agreement shall prevent the Company from making at any time payments on account of the Bridge Note Obligations required to be made under this Agreement, the Bridge Notes, or any other document or instrument evidencing any of the Bridge Note Obligations.

                  (d) The provisions of this SECTION 9.02 shall not modify or limit in any way the application of SECTION 9.03.

         SECTION 9.03   SUBORDINATION UPON BANKRUPTCY, ETC.

                  (a) In the event of (x) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, (y) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (z) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (each, an "INSOLVENCY PROCEEDING"), then and in any such event:

                           (i) Upon any payment or distribution of assets of the Company to creditors of the Company, the Senior Lenders shall be entitled to receive payment in full in cash of all obligations with respect to the Senior Indebtedness before any Holder shall be entitled to receive any payment in respect of the Bridge Note Obligations.

                           (ii) Until all Senior Indebtedness is paid in full in cash, any distribution to which any Holder would be entitled but for this ARTICLE 9 shall be made to the Senior Lenders, as their interests may appear; PROVIDED, HOWEVER, that notwithstanding any provision of this ARTICLE 9 to the contrary, each Holder may receive and retain Junior Securities.

                           (iii) For purposes of this ARTICLE 9, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                           (iv) Upon any distribution of assets of the Company, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency Proceeding is pending, or a certificate of the liquidating trustee, the Senior Agent or other Person making any distribution to such Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution (subject in all events in the case of the Holders to the provisions of this SECTION 9.03), the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE 9.

                  (b) If any holder of Bridge Note Obligations does not file a proper claim or proof of debt as shall be necessary in order to have the claims of such holder allowed in any Insolvency Proceeding commenced by or against the Company or involving the Company's assets, in the form required in such Insolvency Proceeding, at least 10 days prior to the expiration of the time to file such claim or proof of debt, the Senior Lenders (or the Senior Agent on their behalf) are hereby irrevocably authorized and shall have the right (but not the obligation) to file an appropriate claim or proof of debt in such Insolvency Proceeding for and on behalf of such holder of Bridge Note Obligations. The holders of Bridge Note Obligations shall retain all rights to vote and otherwise act in any Insolvency Proceeding in their capacity as such holders (including the right to vote to accept or reject any Plan) to the extent provided by applicable law, except that such holders shall not be empowered to vote in any such Insolvency Proceeding with respect to any Plan that contains provisions that are inconsistent with the priority of the Senior Indebtedness over the Bridge Note Obligations.

         SECTION 9.04 NO SUSPENSION OF REMEDIES. A Senior Payment Default or a Senior Covenant Default with respect to the Senior Indebtedness does not suspend the rights of the Holders to accelerate the maturity of the Bridge Notes pursuant to SECTION 8.02, or, subject to the rights of the Senior Lender under SECTION 9.05 hereof, to pursue any other rights or remedies hereunder or under applicable law; PROVIDED, HOWEVER, so long as the Senior Indebtedness is outstanding or any commitment therefor is in effect, the Holders hereby agree, for the benefit of the Senior Lenders not to accelerate the Bridge Notes and all other Bridge Note Obligations pursuant to SECTION 8.02 until the earlier of
(i) 120 days after the delivery by the Designated Holder to the Senior Agent (or another designated representative of the Senior Lenders) of written notice of the intent of the Holders to so accelerate the Bridge Notes and all other Bridge Note Obligations or (ii) acceleration of the Senior Indebtedness, and thereupon, the Holders may proceed to protect and enforce their rights by appropriate judicial proceedings. In the event that the Senior Indebtedness has been accelerated and such acceleration is subsequently rescinded, then, to the extent that any of the Holders has accelerated the maturity of the Bridge Notes or any of the other Bridge Note Obligations solely by virtue of the acceleration of the Senior Indebtedness (and not by virtue of any other Event of Default that has occurred and is continuing hereunder), such acceleration shall automatically be rescinded as well.

         SECTION 9.05 PAYMENTS AND DISTRIBUTIONS RECEIVED. If any Holder shall have received any payment from or distribution of assets of the Company in respect of the Bridge Note Obligations in contravention of the terms of this
ARTICLE 9 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of the Senior Indebtedness (PRO RATA on the basis of the respective amounts of such Senior Indebtedness held by them) remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.

         SECTION 9.06 SUBROGATION. Upon the indefeasible payment and discharge in full of the Senior Indebtedness and the termination of all commitments by the Senior Lenders to make additional Senior Indebtedness available to the Company, the Holders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of, and interest on, the Bridge Note Obligations shall be paid in full, and no payments or distributions (direct or indirect) to the Senior Lenders of cash, property or securities to which the Holders would be entitled except for the provisions herein shall, as among the Company, its creditors (other than the Senior Lenders) and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness. In no event, however, shall any Holders have any rights or claims against the Senior

Lenders for any impairment of any Holder's subrogation rights that might result from any Senior Lender's or the Senior Agent's release of any Lien upon any collateral securing the Senior Obligations, forgiveness, compromise, extension or discharge of any Senior Obligations, release of any the Company or any guarantor, or vote to accept or reject any Plan.

         SECTION 9.07 RELATIVE RIGHTS. This ARTICLE 9 defines the relative rights of the Holders and the Senior Lenders. Nothing in this ARTICLE 9 shall:
(i) impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including any interest payable at the Default Rate) on the Bridge Notes and other items constituting Bridge Note Obligations in accordance with their terms; (ii) affect the relative rights of the Holders and creditors of the Company other than Senior Lenders; or (iii) prevent any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights, if any, under this ARTICLE 9 of Senior Lenders. The Holders acknowledge that the holders of the Senior Indebtedness and the Holders are entitled to exercise certain rights and powers with respect to the Company from time to time, whether before or after the occurrence of a default, and the exercise of a similar power or right by one creditor may preclude the exercise of a similar power or right by one or more other creditors.

         SECTION 9.08 SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY. No right of any holder of any Senior Indebtedness to enforce the subordination of the Bridge Note Obligations shall be impaired by any failure to act by the Company or such holder of Senior Indebtedness or by the failure of the Company or such holder to comply herewith.

         SECTION 9.09 SECTION NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of or interest on or other amounts constituting Bridge Note Obligations by reason of any provision of this ARTICLE 9 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder or a default or event of default under or in respect of the Bridge Notes or any other document or instrument evidencing any of the Bridge Note Obligations.

         SECTION 9.10 HOLDERS OF BRIDGE NOTE OBLIGATIONS ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

                  (a) No Holder shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such Holder shall have received written notice thereof at its principal office from the Company or from any Senior Lender (or the Senior Agent on its behalf); and prior to the receipt of any such written notice each such Holder shall be entitled to assume conclusively that no such facts exist.

                  (b) Each Holder shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Senior Lender (or an agent on such Senior Lender's behalf) to establish that such notice has been given. In the event that such Holder determines in good faith that further evidence is required with respect to the right of any holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
ARTICLE 9, such Holder may request such

Person to furnish evidence to the reasonable satisfaction of such Holder as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this ARTICLE 9, and if such evidence is not furnished such Holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 9.11   AMENDMENTS TO DOCUMENTS.

                  (a) The Senior Lenders, the Senior Agent and the Company shall be authorized to amend any of the Senior Credit Documents to which they are a party in accordance with the terms thereof, and without prior notice to or the consent of any of the holders of the Bridge Note Obligations, to the extent not prohibited by SECTION 7.16 hereof.

                  (b) Without the prior written consent of the required Senior Lenders (or the Senior Agent on their behalf), no provision of the Bridge Note Documents shall be amended, modified or supplemented if the effect thereof would be to (i) increase the interest rate on the Bridge Notes; (ii) change the dates upon which payments of principal or interest are due on the Bridge Notes other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein;
(iv) change or add any covenant with respect thereto other than to make less restrictive any such covenant; (v) change the redemption or prepayment provisions thereof other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (vi) grant any security or collateral to secure payment thereof; or (vii) change or amend any other term if such change or amendment would materially increase the obligations of the Company or confer additional material rights to the Holders in a manner adverse to the Company, any of its Subsidiaries, the Senior Agent or any Senior Lender; PROVIDED, HOWEVER, that nothing contained in this ARTICLE 9 or elsewhere in this Agreement shall be construed to require the consent of the Senior Lenders to any waiver by the Holders of any Default or Event of Default, or of any of the rights and remedies of the Holders hereunder.

         SECTION 9.12 WAIVERS. The Company and the Holders each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by the Senior Lenders (or the Senior Agent on their behalf). To the fullest extent permitted by applicable law, the Company and the Holders each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness; the right to require the Senior Lenders to marshall any securities, or to enforce any Lien that the Senior Lenders may now or hereafter have in any collateral securing the Senior Obligations or to pursue any claim it may have against any guarantor of the Senior Obligations, as a condition to the Senior Lenders' entitlement to receive any payment on account of the Senior Obligations; notice of the acceptance of this Agreement by the Senior Lenders; and notice of any loans, letters of credit, guaranties, or other credit made available to the Company, extensions of time granted, amendments to the Senior Credit Agreement or the other Senior Credit Documents, or other action taken in reliance hereon. Without limiting the provisions of SECTION 9.11(A) hereof, each Holder hereby consents and agrees that the Senior Lenders may, without in any manner impairing, releasing or otherwise affecting the subordination provided for in this Agreement or any of the Senior Lenders' rights hereunder and without prior notice to or the consent of any Holder; release, renew, extend, compromise or postpone the time of payment of any of the Senior Indebtedness; substitute, exchange or release any or all of the collateral securing the Senior Obligations or decline or neglect to perfect the Senior Lenders' Lien upon any of such collateral; add or release any Person primarily or secondarily liable from any of the Senior Indebtedness; amend or modify any of the Senior Credit Documents or waive any default or event of default under the Senior Credit Documents; and increase or decrease the amount of the Senior Indebtedness, the rates of interest, or the amount of any other charges payable in connection therewith, provided that the principal amount of the Senior Indebtedness may be increased to the extent not prohibited by
SECTION 7.16 hereof.

         SECTION 9.13 AGREEMENT NOT TO CONTEST LIENS. In no event shall any Holder institute, or join as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding seeking a determination that any of the Liens granted to the Senior Agent for the benefit of the Senior Lenders under any of the Senior Credit Documents is invalid, unperfected or avoidable, or is or should be subordinated to the interests of any other Person.

         SECTION 9.14 REINSTATEMENT. The provisions of this ARTICLE 9 shall continue to be effective or reinstated, as the case may be, if at any time any payment of the Senior Indebtedness is rescinded or returned by the Senior Lenders or the Senior Agent upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                                   ARTICLE 10

                       DEFINITIONS; RULES OF CONSTRUCTION

         SECTION 10.01 TERMS DEFINED IN THE SENIOR CREDIT AGREEMENT. Except as otherwise set forth in SECTION 10.02, capitalized terms used herein and defined in Annex A of the Senior Credit Agreement shall have the meanings set forth therein.

         SECTION 10.02 OTHER DEFINED TERMS. In addition to the terms defined in the Senior Credit Agreement, the terms set forth below shall have the following respective meanings:

         "AGREEMENT" shall mean this Amended and Restated Subordinated Note Purchase Agreement, including all Annexes, Schedules, and Exhibits attached or otherwise identified hereto, all restatements, modifications and supplements hereof or hereto, and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; PROVIDED, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect as of the Effective Date, unless otherwise provided in a written amendment thereto.

         "BLOCKAGE NOTICE" shall have the meaning assigned to it in SECTION 9.02(A).

         "BLOCKAGE PERIOD" shall have the meaning assigned to it in SECTION 9.02(A).

         "BRIDGE NOTE DOCUMENTS" shall mean, collectively, this Agreement, the Bridge Notes, and each other document, instrument and certificate executed and delivered by the Company as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

         "BRIDGE NOTE OBLIGATIONS" shall mean all obligations of the Company and the other Credit Parties (monetary or otherwise) arising under or in connection with this Agreement, the Bridge Notes and the other Bridge Note Documents (including without limitation all principal, interest and Prepayment Premiums payable under this Agreement).

         "BRIDGE NOTES" shall have the meaning assigned to it in SECTION 1.01.

         "CHANGE OF CONTROL" shall mean any of the following: (a) any person or group of persons (within the meaning of the Exchange Act), other than Ramsay Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of the issued and outstanding shares of capital stock of the Company having the right to cast 30% or more of the votes for the election of directors of the Company under ordinary circumstances; (b) Ramsay Affiliates shall fail to hold beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of that number of the issued and outstanding shares of capital stock of the Company having the right to cast at least 4,000,000 votes for the election of directors of the Company under ordinary circumstances (such number to be appropriately adjusted for stock splits, reverse stock splits and similar events involving such capital stock); or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

         "CLAIM" shall have the meaning assigned to it in SECTION 12.17.

         "COMPANY" shall have the meaning assigned to it in the preamble to this Agreement.

         "DEFAULT" shall mean any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT RATE" shall mean the rate of interest otherwise in effect pursuant to SECTION 2.01(A) hereof, PLUS two percent (2%) per annum.

         "DESIGNATED HOLDER" shall mean such Person as the Required Holders shall elect as their representative for purposes of ARTICLE 9, effective upon receipt by the Senior Agent in accordance with SECTION 11.10 of the Senior Credit Agreement of notice of the election of such Designated Holder.

         "EFFECTIVE DATE" shall mean September 30, 1998, provided that all of the conditions set forth in SECTION 4.01 shall have been satisfied and this Agreement shall have become effective.

         "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION
8.01.

         "HOLDER" shall have the meaning assigned to it in the preamble to this Agreement.

         "INDEMNIFIED PERSON" shall have the meaning assigned to it in SECTION 12.17.

         "INSOLVENCY PROCEEDING" shall have the meaning assigned to it in
SECTION 9.03(A).

         "JUNIOR SECURITIES" shall mean (i) the securities of the Company (including senior securities) provided for by a Plan that has been proposed in a case under the Bankruptcy Code and confirmed by final order of the bankruptcy court having jurisdiction over such case, and (ii) shares of common stock or other equity securities, and debt securities, the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Bridge Note Obligations, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all debt securities issued in exchange therefor to the Senior Lenders, which shares or other equity or debt securities have been provided for by a Plan which has been adopted or agreed to other than pursuant to a proceeding referred to in clause (i) of this definition and which has been approved or agreed to by the Senior Lenders.

         "MATERIAL CONTRACTS" shall mean (a) each Management Agreement, and (b) each contract to which the Company or any of its Subsidiaries is now or hereafter a party, either (i) involving aggregate consideration payable to or by the Company or such Subsidiary, contingent or otherwise, in excess of $5,000,000; or (ii) the breach or termination by any party of which would be a Material Adverse Event.

         "MATURITY DATE" shall mean the earlier of the Stated Maturity Date or such other date when the Bridge Notes or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

         "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in SECTION 2.07.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "ORIGINAL NOTE PURCHASE AGREEMENT" shall have the meaning set forth in the Recitals to this Agreement.

         "ORIGINAL CLOSING DATE" shall mean September 30, 1997, the date of the purchase and sale of the Bridge Notes pursuant to the Original Note Purchase Agreement.

         "PLAN" shall mean a plan proposed in an Insolvency Proceeding for the reorganization or rehabilitation of the Company, a composition or extension of the Company's debts and liabilities or a liquidation in whole or in part of the Company's assets.

         "PURCHASER" shall have the meaning assigned to it in the preamble to this Agreement.

         "PREPAYMENT PREMIUM" shall mean, with respect to the principal amount of any Bridge Note being prepaid on or after September 30, 1998 but before September 30, 2004, an amount equal to such principal amount multiplied by the percentage designated below based on the date when such prepayment occurs:

                  DATE                                        PERCENTAGE

         On or after September 30, 1998 but
           before September 30, 1999                            5%

         On or after September 30, 1999 but
           before September 30, 2000                            4.167%

         On or after September 30, 2000 but
           before September 30, 2001                            3.333%

         On or after September 30, 2001 but
           before September 30, 2002                            2.500%

         On or after September 30, 2002 but
           before September 30, 2003                            1.667%

         On or after September 30, 2003 but
           before September 30, 2004                            0.833%

         "RAMSAY HOLDINGS" shall have the meaning assigned to it in the preamble to this Agreement.

         "RAMSAY SUBORDINATED NOTE PURCHASE AGREEMENT" shall mean the Subordinated Note Purchase Agreement, dated as of March 25, 1998, among the Company, as issuer, and Ramsay Holdings, as purchaser, as the same may be amended, modified or supplemented with the consent of the Holders.

         "RAMSAY SUBORDINATED NOTE" shall mean the Company's Junior Subordinated Note due September 30, 2006, issued pursuant to the Ramsay Subordinated Note Purchase Agreement in the principal amount of $5,000,000 plus Capitalized Interest (as defined therein).

         "REQUIRED HOLDERS" shall mean Holders holding, in the aggregate, more than 50% of the outstanding principal amount of the Bridge Notes at any time.

         "SALE OF THE COMPANY" shall mean (i) the sale by the shareholders of the Company in one or more related transactions of shares of Stock then issued and outstanding (including, without limitation, pursuant to a tender offer for such shares) representing a majority of the total number of votes eligible to be cast by all holders of the Company's Stock for the election of directors of the Company under ordinary circumstances; (ii) the merger or consolidation of the Company with or into any other Person (other than a merger in which the Company is the corporation surviving the merger and which is permitted pursuant to SECTION 7.02 hereof); (iii) the sale by the Company or any of its Subsidiaries of the capital stock of one or more of its Subsidiaries, the merger of one or more of the Company's Subsidiaries with and into any Person other than a direct or indirect wholly-owned Subsidiary of the Company or the sale by the Company or any of its Subsidiaries of other assets of the Company or any of its Subsidiaries, in one or more transactions, whether or not related, involving Stock or assets representing or aggregating 50% or more of the consolidated book value of the Company's assets as of the Effective Date; or (iv) any recapitalization of the Company shall occur pursuant to which Ramsay Affiliates shall have acquired beneficial ownership of issued and outstanding shares of capital stock of the Company having the right to cast more than 66-2/3% of the total number of votes in an election of directors of the Company under ordinary circumstances.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

         "SENIOR AGENT" shall mean General Electric Capital Corporation, in its capacity as Administrative Agent for the Senior Lenders under the Senior Credit Agreement, and its successors in such capacity under the Senior Credit Agreement.

         "SENIOR COVENANT DEFAULT" shall mean any default under any Senior Indebtedness (other than a Senior Payment Default) that permits the Senior Lenders or the Senior Agent to accelerate the maturity of the Senior Indebtedness or that has been the basis for the acceleration of the maturity of the Senior Indebtedness.

         "SENIOR CREDIT AGREEMENT" shall mean that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Company, the Senior Lenders and the Senior Agent as amended, restated, refinanced, supplemented or otherwise modified from time to time.

         "SENIOR CREDIT DOCUMENTS" shall mean and include (i) the Senior Credit Agreement, the other "Loan Documents" (as defined in the Senior Credit Agreement), and all other instruments or agreements now or hereafter evidencing or securing the payment of the whole or any part of the Senior Indebtedness and
(ii) all renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements thereof (including all successive renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements of any Senior Credit Documents, whether or not with the same lenders or holders, and whether or not with the same entity as the Company so long as such borrower is a successor or assign of the Company).

         "SENIOR INDEBTEDNESS" shall mean (i) all Senior Obligations now or hereafter existing under or with respect to any of the Senior Credit Documents, whether such Senior Obligations are now or hereafter existing and however and whenever made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, or secured or unsecured, including all principal, interest and premium on, and all other amounts payable in respect of, any of such Senior Obligations, and all commitment or other fees, indemnity amounts, reimbursement obligations and other amounts owed by the Company or any of its Subsidiaries to the Senior Lenders thereunder, (ii) any and all loans now or hereafter made or other credit extended by the Senior Lenders to the Company, including, without limitation, during the pendency of any Insolvency Proceeding of the Company, (iii) all interest at any time accrued with respect to the foregoing (including any interest that accrues during the pendency of any bankruptcy case of the Company, whether or not the Senior Lenders are authorized by Section 506 of the Bankruptcy Code to collect such interest from the Company), and (iv) all reasonable costs and expenses incurred by the Senior Agent or the Senior Lenders in connection with its or their enforcement of any rights or remedies under the Senior Credit Documents, the collection of any of the Senior Indebtedness or the protection of, or realization upon, any collateral securing the Senior Obligations after the occurrence and during the continuance of an "Event of Default" (as defined in the Senior Credit Agreement), including, without limitation, attorneys' fees, court costs, appraisal and consulting fees, auctioneer's fees, rent, storage, insurance premiums and like items and whether or not such amounts are allowed as a claim against the Company under the Bankruptcy Code, in each case to the extent that the Company is now or hereafter becomes liable to pay any such amounts to the Senior Lenders or the Senior Agent in connection with any of the foregoing items (i)-(iii) under any agreement or by applicable law.

         "SENIOR LENDERS" shall mean all of the "Lenders" that are parties to the Senior Credit Agreement from time to time.

         "SENIOR OBLIGATIONS" shall mean all "Obligations" (as defined in the Senior Credit Agreement) now or hereafter existing under or with respect to any of the Senior Credit Documents.

         "SENIOR PAYMENT DEFAULT" shall mean any default in the payment of any Senior Indebtedness that permits the Senior Lender to accelerate the maturity of the Senior Indebtedness or that has been the basis for the acceleration of the maturity of the Senior Indebtedness.

         "SERIES A BRIDGE NOTES" shall have the meaning assigned to it in the Original Note

Purchase Agreement.

         "SERIES B BRIDGE NOTES" shall have the meaning assigned to it in the Original Note Purchase Agreement.

         "STATED MATURITY DATE" shall mean September 30, 2005.

         "SUBORDINATED INDEBTEDNESS" shall mean the Indebtedness evidenced by or in respect of the Ramsay Subordinated Note.

         SECTION 10.03 CERTAIN MATTERS OF CONSTRUCTION.

                  (a) Except as otherwise set forth in ANNEX C, any accounting term used in this Agreement or the other Bridge Note Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP.

                  (b) All other undefined terms contained in this Agreement or the other Bridge Note Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein.

                  (c) The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

                  (d) For purposes of this Agreement and the other Bridge Note Documents, the following additional rules of construction shall apply: (i) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (ii) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (iv) all references to any instruments or agreements, including references to any of the Bridge Note Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                  (e) Unless otherwise indicated, all references in this Agreement to articles, sections, subsections, schedules, annexes, exhibits and attachments shall refer to the corresponding articles, sections, subsections, schedules, annexes, exhibits and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Effective Date.

                                   ARTICLE 11

              REGISTRATION; EXCHANGE; SUBSTITUTION OF BRIDGE NOTES

         SECTION 11.01 REGISTRATION OF BRIDGE NOTES. The Company shall keep at its principal executive office a register for the registration of transfers of Bridge Notes. The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more Bridge Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Bridge Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all Holders.

         SECTION 11.02 TRANSFERS.

                  (a) Subject to compliance with applicable securities laws, the Holders may transfer all or any portion of the Bridge Notes held by them at any time to any Person, PROVIDED, HOWEVER, that (i) Ramsay Holdings may not transfer any Bridge Notes of which it is the Holder, other than transfers to Ramsay Affiliates pursuant to which such Ramsay Affiliates agree to be bound by this clause (i), and (ii) no Holder may transfer Bridge Notes to any Person other than a bank, savings and loan association or other financial institution, a commercial lender or an insurance company, investment fund or other institutional investor, or to an Affiliate of the Holder, without the prior written consent of the Company, such consent not unreasonably to be withheld.

                  (b) The Company shall assist any Holder permitted to transfer Bridge Notes under this SECTION 11.02 as reasonably required to enable the transferring Holder to effect any such transfer, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the preparation of informational materials for, and the participation of management in meetings with, potential transferees. The Company shall certify the correctness, completeness and accuracy of all descriptions of the Company, its Subsidiaries and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by the Company shall only be certified by the Company as having been prepared by the Company in compliance with the representations contained in
SCHEDULE 3.04 of the Senior Credit Agreement.

         SECTION 11.03 TRANSFER AND EXCHANGE OF BRIDGE NOTES. Upon surrender of any Bridge Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by (i) the address for notices of each transferee of such Bridge Note or part thereof, (ii) evidence of the payment of any applicable transfer taxes, and (iii) an executed agreement from the transferee in favor of the Company, making the representations and warranties set forth in SECTION 1.04 and agreeing to be bound by the terms and conditions of this Agreement), the Company shall execute and deliver, at its expense, one or more new Bridge Notes (as requested by the registered Holder thereof) in exchange therefor, in an aggregate principal amount of the surrendered Bridge Note. Each such new Bridge Note shall be payable to such Person as such Holder shall request and shall be substantially in the form of EXHIBIT B to the Original Note Purchase Agreement. Each such new Bridge Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Bridge Note or dated the date of the surrendered Bridge Note if no interest shall have been paid thereon. Bridge Notes shall not be transferred in denominations of less than $1,000,000; PROVIDED that if necessary to enable the registration of transfer by a Holder of all of its Bridge Notes, one Bridge Note may be in a denomination of less than $1,000,000. Transfers hereunder shall be made by the Company to the extent permitted by applicable law.

         SECTION 11.04 REPLACEMENT OF BRIDGE NOTES. Upon receipt by the Company of written notice from any Holder of the loss, theft, destruction or mutilation of any Bridge Note held by such Holder and (a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Company (or, in the case of any Holder that is an institutional investor, an unsecured agreement of indemnity from such Holder), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Bridge Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Bridge Note or dated the date of such lost, stolen, destroyed or mutilated Bridge Note if no interest shall have been paid thereon.

                                   ARTICLE 12

                                 MISCELLANEOUS

         SECTION 12.01 COMPLETE AGREEMENT. This Agreement, the other Bridge Note Documents, the Senior Credit Agreement, the other Senior Credit Documents and the Preferred Stock Purchase Agreement constitute the complete agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied) relating to a financing of substantially similar form, purpose or effect. This Agreement is a continuation of, an amendment to, and a restatement of, the Original Note Purchase Agreement. This Agreement shall not in any event be deemed a novation of the Original Note Purchase Agreement, and all rights and remedies of Purchaser, and all debts, liabilities and obligations of the Company, under the Original Note Purchase Agreement, as amended and re stated hereby, shall continue to exist from and after the execution of this Agreement.

         SECTION 12.02 AMENDMENTS AND WAIVERS.

                  (a) No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and by the Required Holders or all affected Holders, as applicable. Except as set forth in SECTION 12.02(B) below, all such amendments, modifications, terminations or waivers requiring the consent of any Holders shall require the written consent of the Required Holders.

                  (b) No amendment, modification, termination or waiver shall, unless in writing and signed by each Holder holding a Bridge Note directly affected thereby, do any of the following: (i) reduce the principal of, rate of interest on, or any fees payable with respect to any Bridge Note of any affected Holder; (ii) extend any scheduled payment date or final maturity date of the principal amount of any Bridge Note of any affected Holder; (iii) waive, forgive, defer, extend or postpone any payment of interest or fees as to any affected Holder; (iv) change the percentage of the aggregate unpaid principal amount of the Bridge Notes which shall be required for Holders or any of them to take any action hereunder; or (v) amend or waive this SECTION 12.02 or the definition of the term "Required Holders" insofar as such definition affects the substance of this SECTION 12.02.

                  (c) No amendment, modification, termination or waiver affecting the rights or duties of the Designated Holder under this Agreement or any other Bridge Note Document shall be effective unless in writing and signed by the Designated Holder, in addition to the Holders required hereinabove to take such action.

                  (d) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver of any provision of any Bridge Note shall be effective without the written concurrence of the holder of that Bridge Note. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 12.02 shall be binding upon each holder of the Bridge Notes at the time outstanding and each future holder of the Bridge Notes.

         SECTION 12.03 FEES AND EXPENSES; CERTAIN TAXES.

                  (a) The Company shall reimburse Holders for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors to the Holders (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                           (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Holder, the Company or any other Person) in any way relating to any of the Bridge Note Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Company or any other Person that may be obligated to the Holders by virtue of the Bridge Note Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Bridge Notes during the pendency of one or more Events of Default; PROVIDED, that Company shall not be liable to reimburse any Holder for any such fees, costs or expenses incurred by it in the defense of any Claim as to which such Holder would not be entitled to indemnification by virtue of the proviso to SECTION 12.17;

                           (ii) any attempt to enforce any remedies of any Holder against the Company or any other Person that may be obligated to the any Holder by virtue of any of the Bridge Note Documents; or

                           (iii) any work-out or restructuring of the Bridge Note Documents during the pendency of one or more Events of Default;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 12.03 shall be payable, on demand, by the Company to the respective Holders, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  (b) In addition, the Company agrees to pay any present or future intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the sale or delivery of the Bridge Notes by the Company to Purchaser pursuant to this Agreement, any payment made hereunder or under the Bridge Notes or the execution, delivery, recording or registration of, or otherwise with respect to, this Agreement, any of the other Bridge Note Documents or any other matter contemplated by this Agreement, within ten (10) Business Days after demand by any Holder therefor (including penalties, interest and expenses arising therefrom or with respect thereto), whether or not such taxes were correctly or legally asserted.

         SECTION 12.04 NO WAIVER. No failure on the part of any Holder, at any time or times, to require strict performance by the Company of any provision of this Agreement and any of the other Bridge Note Documents shall waive, affect or diminish any right of the Holders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or Event of Default shall not suspend, waive or affect any other Default or Event of Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in this Agreement or any of the other Bridge Note Documents and no Default or Event of Default by the Company shall be deemed to have been suspended or waived by the Holders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of each of the Required Holders or all Holders, as required by SECTION 12.02 above, and directed to the Company specifying such suspension or waiver.

         SECTION 12.05 REMEDIES. The rights and remedies of the Holders under this Agreement and the other Bridge Note Documents shall be cumulative and nonexclusive of any other rights and remedies which the Holders may have under any other agreement, including the Bridge Note Documents, by operation of law or otherwise.

         SECTION 12.06 SEVERABILITY. Wherever possible, each provision of this Agreement and each of the other Bridge Note Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any of the other Bridge Note Documents shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any of the other Bridge Note Documents.

         SECTION 12.07 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Bridge Note Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision contained in any of the other Bridge Note Documents, the provisions contained in this Agreement shall govern and control.

         SECTION 12.08 SETOFF AND SHARING OF PAYMENTS.

                  (a) Subject to the terms of ARTICLE 9 hereof, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Holder is hereby authorized to the extent permitted by applicable law at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Company or any of its Subsidiaries (regardless of whether such balances are then due to the Company or such Subsidiary) and any other properties or assets any time held or owing by that Holder to or for the credit or for the account of the Company or such Subsidiary against and on account of any of the Bridge Note Obligations which are not paid when due.

                  (b) Any Holder exercising a right to set off or otherwise receiving any payment on account of the Bridge Note Obligations in excess of its ratable share thereof shall purchase for cash (and the other Holders shall sell) such participations in each such other Holder's ratable share of the Bridge Note Obligations as would be necessary to cause such Holder to share the amount so set off or otherwise received with each other Holder in accordance with their respective ratable shares. The Company agrees, to the fullest extent permitted by law, that (a) any Holder may exercise its right to set off with respect to amounts in excess of its ratable share of the Bridge Note Obligations and may sell participations in such amount so set off to other Holders and (b) any Holders so purchasing a participation in the Bridge Notes or other Bridge Note Obligations held by other Holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Holder were a direct holder of the Bridge Notes and the other Bridge Note Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Holder that has exercised the right of set-off, the purchase of participations by that Holder shall be rescinded and the purchase price restored without interest.

         SECTION 12.09 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another party, or whenever any of the parties desires to give or serve upon another party any communication with respect to this Agreement or any of the other Bridge Note Documents, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 12.09), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Company or a Holder) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

   If to Ramsay Holdings at:  Paul Ramsay Holdings Pty. Limited
                              154 Pacific Highway
                              St. Leonards NSW 2065
                              Australia
                              Attention: Director
                              Telecopy No.: 011-612-943-3460
   with a copy to:            Haythe &  Curley
                              237 Park Avenue
                              New York, New York 10017
                              Attention: Bradley P. Cost, Esq.
                              Telecopy No.:  (212) 682-0200

   If to any other Holder:    At its last known address appearing
                              on the books of the Company maintained
                              for such purpose in accordance with SECTION 11.01

   If to the Company, at:     Ramsay Health Care, Inc.
                              Columbus Center
                              One Alhambra Plaza
                              Suite 750
                              Coral Gables, Florida 33134
                              Attention: Chief Financial Officer
                              Telecopy No.:  (305) 569-4647

   with a copy to:            Haythe &  Curley
                              237 Park Avenue
                              New York, New York 10017
                              Attention: Bradley P. Cost, Esq.
                              Telecopy No.:  (212) 682-0200

         SECTION 12.10 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

         SECTION 12.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         SECTION 12.12 TIME OF THE ESSENCE. Time is of the essence of this Agreement and each of the other Bridge Note Documents.

         SECTION 12.13 CONFIDENTIALITY. The Company has furnished and will furnish to Purchaser certain information concerning the Company which the Company has advised is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). Each Purchaser confirms to the Company, for itself, that it is such Purchaser's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of Confidential Information submitted to it with respect to the Company under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, PROVIDED, HOWEVER, that (a) nothing contained herein shall prevent either Purchaser from disclosing

Confidential Information (i) to its Affiliates and their respective directors, officers and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this SECTION 12.13; (ii) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction; (iii) to any actual or potential transferee of such Purchaser's Bridge Notes pursuant to SECTION 11.02 or any actual or potential assignee of such Purchaser's rights and obligations under this Agreement pursuant to SECTION 12.17 hereof, to the extent such actual or potential assignee has agreed to maintain such information in confidence on the basis set forth in this SECTION 12.13; and (iv) as necessary in connection with the exercise of its remedies under this Agreement or any of the other Bridge Note Documents; (b) the terms of this SECTION 12.13 shall be inapplicable to any information furnished to it which is in its possession prior to the delivery to it of such information by the Company, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of such Purchaser's failure to abide hereby), or which was not non-public, proprietary or confidential when the Company delivered it to such Purchaser; and (c) the determination by such Purchaser as to the application of any of the circumstances described in the foregoing clauses (a) and (b) will be conclusive if made reasonably and in good faith.

         SECTION 12.14 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE BRIDGE NOTE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE BRIDGE NOTE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER BRIDGE NOTE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER BRIDGE NOTE DOCUMENTS; PROVIDED, THAT THE PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY COURT OF COMPETENT JURISDICTION IN ANY OTHER JURISDICTION TO COLLECT THE BRIDGE NOTE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDERS. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON

LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 12.09 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         SECTION 12.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER BRIDGE NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 12.16 INDEMNIFICATION. The Company shall indemnify and hold each Holder, their respective Affiliates, and their respective officers, directors, employees, attorneys and agents (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "CLAIM") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Bridge Note Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and regardless of whether the Indemnified Person is a party to such Claim; PROVIDED, that the Company shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence, willful misconduct or breach of this Agreement as determined by a final judgment of a court of competent jurisdiction. NO HOLDER OR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED

AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE BRIDGE NOTE DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 12.17 SUCCESSORS AND ASSIGNS. This Agreement, the Bridge Notes and the other Bridge Note Documents shall be binding on and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns (including, in the case of the Company, a debtor-in-possession on behalf of the Company), except as otherwise provided herein or therein. The Company may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Bridge Note Documents without the prior express written consent of the Required Holders. Any such purported assignment, transfer, hypothecation or other conveyance by the Company without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Bridge Note Documents are for the purpose of defining the relative rights and obligations of the Company and the Holders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Bridge Note Documents.

         SECTION 12.18 SURVIVAL. The obligations of the company under SECTIONS 12.03, 12.14, 12.15 and 12.16 shall in each case survive the payment or permitted transfer of any Bridge Note, the enforcement, amendment or waiver of any provision of this Agreement or the Bridge Notes and the termination of this Agreement. The representations and warranties made by the Company in this Agreement, the Bridge Notes and in each other Bridge Note Document shall survive the execution and delivery of this Agreement, the Bridge Notes and each such other Bridge Note Document, the purchase or transfer of any Bridge Note or portion thereof or interest therein, any may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Holder.

         SECTION 12.19 ESTOPPEL. The Company represents and warrants that there are no claims, causes of action, defenses, rights of offset, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which the Company may have or claim to have against any Purchaser which arise out of or in connection with any act or omission of such Purchaser existing or occurring on or prior to each of the date of this Agreement and the Effective Date, including, without limitation, any claims, liabilities or obligations arising with respect to the Original Note Purchase Agreement or any of the Bridge Note Documents.

         SECTION 12.20 WAIVER. Purchaser hereby waives the applicability of
Section 2.04(b) of the Original Note Purchase Agreement to the Series B Bridge Notes; PROVIDED, HOWEVER, that Purchaser's waiver contained in this SECTION
12.20 shall not be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by Purchaser in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            RAMSAY HEALTHCARE, INC.

                                            By:  /s/ Carol C. Lang
                                                -----------------------------
                                                Name:  Carol C. Lang
                                                Title:


                                            PAUL RAMSAY HOLDINGS PTY. LIMITED

                                            By:  /s/ Peter Evans
                                                -----------------------------
                                                Name:  Peter Evans
                                                Title: Director